Exhibit 10.2

INDEMNIFICATION TRUST AGREEMENT

This INDEMNIFICATION TRUST AGREEMENT (“Trust” or “Agreement”) is established as of August 16, 2005, between PINNACLE ENTERTAINMENT, INC., a Delaware corporation (“Grantor”), and Wilmington Trust Company (“Trustee”), whose address is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, and, as an additional party, Bruce Leslie (the “Beneficiaries’ Representative”).

RECITALS

A. The Grantor and Trustee have established this Trust as a Delaware statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”) to be a source of indemnification for the Grantor’s directors and Executive Officers who are eligible for such indemnification as stated in this Trust as it is in effect from time to time.

B. The Grantor has determined, after due diligence, that it has and will derive substantial economic benefits of this Trust, including economic terms that are more favorable to the Grantor than solely obtaining protection for its directors and Executive Officers through the current director and officer insurance market.

C. The Grantor’s Restated Certificate of Incorporation, as amended from time to time (the “Certificate”), and Restated Bylaws, as amended from time to time (the “Bylaws”), provide for mandatory indemnification of the Grantor’s directors and Executive Officers to the full extent permitted by the DGCL, and as such, this Trust is not an exclusive source of indemnification for such directors and Executive Officers.

D. The Grantor has determined that the Trust is necessary and desirable in order for the Grantor to attract and retain the most qualified directors and Executive Officers and to ensure that such persons have the indemnification protection contemplated by the Certificate and the Bylaws.

E. The capitalized terms have the meaning ascribed to them in the body of this Trust.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the Grantor hereby irrevocably transfers and delivers to the Trustee, all right, title and interest in and to the property listed on Exhibit A of this Agreement and the Trustee acknowledges receipt of the funds and accepts the trust created hereby and agrees that it will hold all property which it may receive hereunder, as custodian IN TRUST, for the purposes and upon the terms and conditions hereinafter stated, and Grantor, Trustee and Beneficiaries’ Representative agree as follows:

ARTICLE 1

DEFINITIONS

“Agreement” is defined in the preamble hereof.

“Adverse Determination” is defined in Section 4.11.

“Beneficiaries” is defined in Section 3.1.

“Beneficiaries Representative” is defined in the preamble hereof.

“Beneficiaries’ Representative Losses” is defined in Section 3.6.

“Bylaws” is defined in the recitals hereof.

“Certificate” is defined in the recitals hereof.

“Change of Control” is defined in Section 3.1.

“Claim” or “Claims” includes, without limitation, any threatened, pending, or completed action, suit, or proceeding, whether civil, derivative, criminal, administrative, investigative, or otherwise, initiated by a person other than the Beneficiary (including any Claims by or in the right of Grantor), unless the Claim was initiated by the Beneficiary in good faith to establish or enforce a right to indemnification under the Certificate, the Bylaws, this Trust or applicable statute. The term “Claim” or “Claims” also includes, without limitation, a Claim or Claims asserted by the Beneficiaries’ Representative, with respect to any failure by the Grantor to pay the premiums when due on the directors and officers insurance purchased by the Grantor, from time to time, including the tail coverage applicable thereto (the “Insurance”), if purchasing such tail coverage is deemed appropriate by the Beneficiaries’ Representative in the exercise of his or her sole discretion. The Grantor covenants and agrees to notify and cause all insurers with respect to the Insurance to notify the Beneficiaries’ Representative as to the due date and amount of all premiums and to cause the Insurance to permit (but not require) the Beneficiaries’ Representative to pay premiums on the Insurance if the Grantor fails to do so.

“Collateral” is defined in Section 4.11.

“DGCL” means the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Grantor to provide broader indemnification rights than such law permitted the Grantor to provide prior to such amendment).

“Eligible Securities” means those securities described on Exhibit B. Notwithstanding anything contained in Exhibit B, “Eligible Securities” shall not include any securities the purchase of which would be prohibited by, or otherwise could be construed as a “restricted payment” or a prohibited “investment” if made by Grantor under, any of the indentures or loan agreements applicable to Grantor. To that end, if any such indenture or agreement provides for permitted investments in cash, or “cash equivalents” as defined therein, “Eligible Securities” shall be limited to cash, or securities that would constitute “cash equivalents” as defined under all such indentures and agreements. Exhibit B may be amended and restated from time to time by the Beneficiaries’ Representative with the consent of Grantor. Any amendment and restatement of Exhibit B shall be set forth in a written instrument that (i) is executed on behalf of Grantor and the Beneficiaries’ Representative (including execution in counterparts), (ii) is delivered to the Trustee and (iii) expressly states that it is intended as an amendment and restatement of Exhibit B to this Agreement. Amendments to Exhibit B shall be effective upon delivery to the Trustee.

“Executive Officer” or “Executive Officers” means any and all “Elected Officers” (as defined in the Bylaws) of Grantor required to file reports under Section 16 of the Securities Exchange Act of 1934, as amended.

“Grantor” is defined in the preamble hereof.

“Indemnification Obligations” means the Grantor’s obligation to provide indemnification to one or more of the Beneficiaries under the DGCL, the Certificate and the Bylaws, or any agreement or agreements that the Grantor may enter into with one or more of the Beneficiaries providing indemnification to such Beneficiary. Indemnification Obligation also includes for purposes of this Agreement the Grantor’s obligation to pay all premiums on the Insurance as contemplated under the definition of “Claim” or “Claims” above.

“Insurance” is defined in the definition of “Claim” or “Claims” above.

“Minimum Balance” is defined in Section 4.2.

“Policy” or “Policies” means any and all insurance policies maintained by the Grantor, including such policies obtained by the Grantor after the date hereof, providing coverage for Claims made against the Beneficiaries.

“Policy Proceeds” mean the insurance proceeds paid to the Grantor pursuant to the terms of one or more of the Policies for a Claim with respect to which a Beneficiary is entitled to indemnification according to the terms of this Agreement.

“Trust” is defined in the preamble hereof.

“Trustee” is defined in the preamble hereof.

“Trust Fund” is defined in Section 4.1.

“Ultimate Determination” means a final order from which there is no further right of appeal in any action in which a Beneficiary seeks indemnification, or in which Grantor seeks a determination that a Beneficiary is not entitled to indemnification with respect to a Claim as to which payment has been made hereunder, whether or not the Beneficiary has sought indemnification from the Grantor with respect to such Claim. Such an order shall constitute the Ultimate Determination of the Beneficiary’s right to indemnification from Grantor. “Ultimately Determined” shall have a correlative meaning.

ARTICLE 2

THE TRUST

2.1 Appointment of Trustee; Declaration of Trust. The Grantor hereby appoints the Trustee as trustee of the Trust to have all the rights, powers and duties as set forth herein. The Trust formed by this Trust Agreement shall be a “statutory trust” as such term is defined in Section 3801(a) of the Act. The Trust is created and shall be administered in accordance with the terms of this Trust Agreement and the Act.

2.2 Purpose of Trust. The sole purpose of the Trust is to provide assurance to the Beneficiaries of the availability of amounts to which the Beneficiaries would be entitled according to the Grantor’s Indemnification Obligations to the Beneficiaries.

2.3 Indemnification for Prior Acts or Omissions. The right of the Beneficiaries to payment out of the Trust Fund as herein provided shall be without regard to whether the act or omission which gave rise to the relevant Claim occurred on, before or after the establishment of this Trust.

2.4 Nonexclusive Remedy. The rights of Beneficiaries to indemnification from this Trust are limited to the assets of the Trust, but this does not limit the Beneficiaries’ rights, if any, to indemnification (without duplication) from other Grantor arrangements or obligations, including but not limited to applicable insurance coverage.

2.5 Name of Trust. The name of the Trust created hereby is The Pinnacle Entertainment Indemnification Trust.

2.6 Governing Instrument. This Trust Agreement shall be deemed to be the “governing instrument” of the Trust as such term is used in the Act.

ARTICLE 3

THE BENEFICIARIES AND THE

BENEFICIARIES’ REPRESENTATIVE

3.1 The Beneficiaries. All present and future members of Grantor’s Board of Directors and all present and future Executive Officers shall be “Beneficiaries” of the Trust, provided, however, if there is a “Change in Control” of Grantor no directors or Executive Officers elected or appointed after or in connection with such Change in Control shall be entitled to be Beneficiaries who were not Beneficiaries prior to such Change in Control. For purposes of this Agreement, the term “Change of Control” shall mean (a) a tender offer or exchange offer where the purpose of such offer is to take over and control Grantor and such offer is accepted by owners of securities of Grantor representing 50% or more of the combined voting power of Grantor’s then outstanding voting securities, (b) Grantor is merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of Grantor, (c) Grantor transfers substantially all of its assets to another corporation which is not a wholly owned subsidiary of Grantor, or (d) during any period of twelve (12) consecutive months, individuals who at the beginning of such twelve (12) month period were directors of Grantor cease for any reason to constitute at least a majority of Grantor’s Board of Directors (other than due to death, disability or retirement in the ordinary course). The Beneficiaries’ Representative shall promptly notify the Trustee of a Change in Control. Any Beneficiary shall remain a Beneficiary despite his or her resignation, removal, or other failure to continue to be a member of Grantor’s Board of Directors or an Executive Officer during the term of this Agreement. A person whose conduct gives rise to a right of indemnification both as a member of the Board of Directors and as an Executive Officer, shall be a Beneficiary hereunder as to all such conduct without being required to separate his or her activities between the role of director and the role of Executive Officer.

3.2 New Beneficiaries. If prior to a Change in Control an individual is duly elected to the Grantor’s Board of Directors or appointed as an Executive Officer by the Board of Directors, Grantor agrees to notify the Trustee and the Beneficiaries’ Representative promptly of such election or appointment; provided, however, Grantor’s failure to so notify the Trustee shall not affect in any way an individual director’s or Executive Officer’s rights as a Beneficiary under this Trust. The Trustee shall have the right to rely on the accuracy and completeness of any statement provided to it by the Grantor’s Secretary, Executive Vice President or Chief Executive Officer as to the Beneficiary status of any individual.

3.3 Beneficiaries’ Representative. Except as expressly provided elsewhere in this Agreement, all communications or demands made by and among the Grantor, the Trustee and the Beneficiaries are to be made through the individual then designated as the Beneficiaries’ Representative. The Beneficiaries’ Representative shall have the exclusive right to convey Demands (as defined below) from time to time on the Trustee to direct payment to one or more of the Beneficiaries.

3.4 Identity of Beneficiaries’ Representative. The Beneficiaries’ Representative shall be a Beneficiary who is a present or past non-employee director of Grantor, designated in writing to the Trustee and Grantor from time to time by a majority of the non-employee directors then in office who are Beneficiaries under this Agreement, or if none are then in office, by a majority of the then living non-employee former directors who are Beneficiaries under this Agreement. For this purpose a director who has not been employed by Grantor during the current year and the preceding three (3) years shall be regarded as a non-employee director. The Trustee and Grantor shall be entitled to rely on the original appointment of that individual as the Beneficiaries’ Representative unless notified in writing of a change in the Beneficiaries’ Representative by a writing signed by the former Beneficiaries’ Representative (or if such former Beneficiaries’ Representative shall be deceased, then by written notice from the Grantor’s Board of Directors as to his or her successor). A Beneficiary shall be deemed to have consented to such change in Beneficiaries’ Representative if such Beneficiary is provided with notice of such change in accordance with Section 8.7 of this Agreement and does not provide written notice of objection to such change within ten (10) days. The Trustee shall be entitled to rely on such subsequent appointment as of the date such writing is received by the Trustee. The Trustee shall be entitled to rely on the accuracy and completeness of a written list delivered to the Trustee by Grantor, and certified by the Secretary of Grantor to be accurate and to have been prepared in good faith, identifying the individuals who constitute the then living present and past non-employee directors, the non-employee directors then in office, or the past or present Executive Officers, as the case may be, who are Beneficiaries under this Agreement. In the absence of an effective appointment of a Beneficiaries’ Representative, the Trustee or any Beneficiary may, after ten (10) days’ written notice to all Beneficiaries and the Grantor, petition a court of competent jurisdiction at the expense of the Trust for appointment of a Beneficiaries’ Representative who need not be a Beneficiary (if none are willing or able to serve), but shall in no event be an officer or director elected or appointed after a Change in Control who was not a Beneficiary prior to such Change in Control. The designation or appointment of a successor Beneficiaries’ Representative shall become effective only upon the execution of a counterpart of this Agreement whereby such successor Beneficiaries’ Representative shall assume and become bound by all the duties and responsibilities of a Beneficiaries’ Representative under this Agreement.

3.5 Right of Beneficiaries to Receive Payments. The rights of the Beneficiaries to make a Demand and receive distributions from the Trustee shall not be affected or diminished in any way by the existence of any dispute between one or more Beneficiaries and Grantor, and the Trustee in making distributions from the Trust Fund (as defined below) shall be entitled to rely upon the simple Demand of a Beneficiary, as conveyed by the Beneficiaries’ Representative pursuant to Section 4.6.2. Such distributions shall be made notwithstanding any notice or demand by or on behalf of Grantor that the distributions should not be made, whether based on Grantor’s claim that any Beneficiary is not entitled to some or all of the amount of such distributions or otherwise. However, the rights of Beneficiaries to receive distributions from the Trustee may be affected or diminished if the Beneficiaries’ Representative determines in the exercise of his or her sole discretion that the amount of the Trust Fund is insufficient to satisfy pending, threatened or anticipated Demands from multiple Beneficiaries. In the event of such determination, the Beneficiaries’ Representatives, in his or her sole discretion, may instruct the Trustee to either make distributions to Beneficiaries on a pro rata basis (i.e., with the same percentage payment made with respect to all pending Demands of Beneficiaries), or, with the consent of a majority of the Beneficiaries then in office or who have pending Claims or who have been in office within three years of the date of the consent, in the order and amounts determined by the Beneficiaries’ Representative, in his or her sole discretion, taking into account such factors as he or she deems appropriate, including the nature of the various Claims and alternative sources of indemnification. The determination of the Beneficiaries’ Representatives in this regard shall be conclusive and binding on all Beneficiaries and the Trustee. No such limitation shall adversely affect any Beneficiary’s right to indemnification from the Grantor. The Trustee shall have no responsibility or liability to Grantor for making any payment despite having received any such notice or demand by or on behalf of Grantor. The Trustee shall have no responsibility to inquire into the accuracy or truthfulness of any such notice or demand, whether from the Grantor or the Beneficiaries’ Representative.

3.6 Indemnification of the Beneficiaries’ Representative. The Beneficiaries’ Representative shall not be liable for any action taken or omitted by the Beneficiaries’ Representative in good faith and believed by the Beneficiaries’ Representative to be authorized hereby or within the rights or powers conferred upon the Beneficiaries’ Representative hereunder, and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence of the Beneficiaries’ Representative. The Beneficiaries’ Representative shall have no duty or obligation to investigate any claim or statement made by any Beneficiary and in carrying out his or her duties hereunder the Beneficiaries’ Representative shall be entitled to rely on any written document or certificate that it receives from a Beneficiary. Grantor agrees to indemnify the Beneficiaries’ Representative and hold the Beneficiaries’ Representative harmless against any and all liabilities, losses, claims, actions, suits, costs, expenses, (including reasonable fees, charges and disbursements of counsel), and damages of any kind whatsoever (together “Beneficiaries’ Representative Losses”) incurred by the Beneficiaries’ Representative hereunder, except for Beneficiaries’ Representative Losses resulting from the Beneficiaries’ Representative’s own willful misconduct or gross negligence.

3.7 Expenses. Grantor shall pay the Beneficiaries’ Representative’s expenses in acting as Beneficiaries’ Representative hereunder, including reasonable fees and charges of counsel and any agents engaged by the Beneficiaries’ Representative to assist the Beneficiaries’ Representative in such capacity and other Beneficiaries’ Representative Losses incurred by the Beneficiaries’ Representative in acting as Beneficiaries’ Representative under this Agreement. The Beneficiaries’ Representative shall be permitted to demand payment from the Trust Fund amounts constituting Beneficiaries’ Representative Losses, to the extent that such amounts have not been paid by Grantor to the Beneficiaries’ Representative. Any such demand by the Beneficiaries’ Representative shall be submitted to the Trustee, in writing, signed by the Beneficiaries’ Representative, and accompanied by a certificate stating (i) that such demand is being made for payment pursuant to Section 3.7 of this Agreement, (ii) the amount demanded, (iii) that the Beneficiaries’ Representative has previously made demand for payment upon Grantor not less than ten (10) business days prior to delivery of the demand to the Trustee, and (iv) that no part of the amount then being demanded from the Trust Fund has been previously received from Grantor. A copy of each demand and certificate shall be delivered simultaneously to Grantor by the Trustee. As soon as practicable after such demand is made by the Beneficiaries’ Representative, the Trustee shall distribute funds to the Beneficiaries’ Representative specified in such demand in the amount and manner set forth therein.

ARTICLE 4

THE TRUST FUND

4.1 Trust Fund; Grantor Trust. The Trustee shall hold all property received by it as custodian in Trust hereunder as one fund which, together with the income and gains therefrom and additions thereto, shall constitute the “Trust Fund”. The Trust is intended to be a grantor trust within the meaning of Section 671 of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The Trust Fund shall not be paid to the Grantor or any trustee in bankruptcy of the Grantor, shall be held separate and apart from other funds of the Grantor, and shall be used exclusively for the purposes set forth herein.

4.2 Minimum Balance. Grantor shall deliver to the Trustee the amount stated in Exhibit A of this Trust Agreement (the “Minimum Balance”), to be held in trust, for the stated uses and purposes in accordance with the terms of this Agreement. Nothing contained herein shall preclude the Board of Directors of Grantor from causing the Grantor to make additional transfers of funds from time to time to the Trustee in such Board of Directors’

discretion, whether required under the terms of this Agreement or not, to be held in trust as part of the Trust Fund. If the Board of Directors causes the Grantor to make additional transfers of funds to the Trust Fund, such additional transfers shall be deemed an increase of the Minimum Balance and Exhibit A shall be automatically amended without further action by the parties hereto. The Board of Directors of Grantor and the Beneficiaries’ Representative shall periodically, but no less than every third anniversary of this Agreement, review the adequacy of the Minimum Balance.

4.3 Obligation to Replenish. Subject to the limitations of Section 4.4 hereof, and subject to any limitations contained in the Grantor’s then applicable indentures and loan agreements, the Grantor agrees to replenish the Trust Fund and to immediately and irrevocably pay to the Trustee any amount (and concurrently transfer all right, title and interest in and to such amount) paid out of the Trust Fund on account of any Claim indemnified hereunder. Such replenished funds shall be deemed added to Exhibit A, and shall be available for the payment of Demands pursuant to Section 4.8.

4.4 Additional Contributions. Subject to an aggregate limitation of $10,000,000 (including the initial transfer of funds and amounts contributed pursuant to Section 4.3 and this Section 4.4), and subject to any limitations contained in the Grantor’s then applicable indentures and loan agreements, Grantor agrees to make additional contributions (“Additional Contributions”) to the Trust Fund within ten (10) days after receipt of a written request from the Beneficiaries’ Representative certifying in good faith that Claims have or are reasonably expected to be asserted against Beneficiaries and that estimated amounts payable to Beneficiaries hereunder for all pending, threatened or anticipated Claims against all Beneficiaries are reasonably expected to exceed the then Trust Fund balance. A copy of such written certification shall be provided to the Trustee at the same time and in the same manner as it is provided to Grantor.

4.5 Direction of Investment. Except as set forth herein, Grantor shall have the exclusive right to direct the investment of the Trust Fund; provided, however, that such investments shall be limited solely to investments in Eligible Securities. The Grantor will initiate the trades for these Eligible Securities and the Trustee will settle these trades in the account of the Trust Fund. The Trustee shall have no duty to review or recommend investments. If for any reason investments in any Eligible Securities as directed by Grantor cannot be made, or if Grantor shall fail to direct the Trustee pursuant to written instructions as to how to invest the Trust Fund, the Trust Fund shall be invested by the Trustee in Money Market Funds. The parties acknowledge that shares in such Money Market Funds are not obligations of Wilmington Trust Company or Wilmington Trust Corporation, are not deposits and are not insured by the FDIC. The Trustee or its affiliate may be compensated by the Money Market Fund for services rendered in its capacity as investment advisor, or other service provider, and such compensation is both described in detail in the prospectus for the fund, and is in addition to compensation, if any, paid to Wilmington Trust Company in its capacity as Trustee hereunder. Any investment income received on the Trust Fund will be deposited into the Trust Fund and invested with the Trust Fund. The Trustee shall not be accountable for any losses resulting from the sale or depreciation in the market value of such investments thereof. If the Trustee is required to make a distribution pursuant to Section 4.6 at a time when the Trust Fund has insufficient cash to cover such distribution, the Trustee shall seek the written direction of the Beneficiaries’ Representative with regard to which Trust investments to liquidate in order to cover the required distribution. Beneficiaries’ Representative shall respond to the Trustee in writing within forty-eight (48) hours to any such request by the Trustee for direction with regard to which Trust investments to liquidate in order to cover the required distributions. If the Beneficiaries’ Representative does not respond to the Trustee’s inquiry within such forty-eight (48) hour period the Trustee shall make a distribution limited to the amount of cash in the Trust Fund existing at that time until such time as the Beneficiaries’ Representative responds to the Trustee following which the Trustee shall make the balance of the required distributions after the liquidation of the designated Trust investment.

4.6 Distributions From Trust Fund.

4.6.1 Duties of Beneficiary. The Beneficiary shall certify in writing in each demand regarding a Claim (a “Demand”) delivered to the Beneficiaries’ Representative that:

(i) he or she is entitled to payment of at least the amount demanded under the Indemnity Obligations, and the Beneficiary shall include a written description explaining in reasonable detail the nature of the Claim for which the Demand is asserted, and shall include copies of all papers served on the Beneficiary in connection with the Claim,

(ii) the Beneficiary will repay to the Trust any amounts paid or applied to or for the use of such Beneficiary in the event of an Ultimate Determination that such payments are required to be repaid or precluded by the DGCL, or in the event the Beneficiary receives payment for the same Claim from another source; and that the Beneficiary will fully cooperate with the Grantor in the defense of the Claim and in seeking payment for the Claim from other sources, including insurance (at Grantor’s request, Beneficiary shall also execute such instruments of subrogation as Grantor or Beneficiaries’ Representative shall reasonably request with respect to a portion of any insurance proceeds or other sources of repayment relative to payments made out of the Trust Fund);

(iii) a request to the Grantor for indemnification has remained unsatisfied for 20 days and that no part of the amount then being demanded from the Trust Fund has been previously received from the Grantor,

(iv) he or she has complied with any applicable requirements of Grantor’s Certificate, Bylaws and policy with respect to indemnification, if any, with respect to the Demand,

(v) The foregoing duties shall not apply as to a Demand by the Beneficiaries’ Representative regarding a Claim based upon the Grantor’s failure to pay the premiums on Insurance (including tail coverage). In connection with such a Demand, the Beneficiaries’ Representative shall certify as to the Grantor’s failure to pay such premiums, which certification can be made to the Beneficiaries’ Representative information and belief. The certification shall include an undertaking from the Beneficiaries’ Representative to use the proceeds of the Demand solely to pay the premiums on the Insurance.

4.6.2 Duties of Beneficiaries’ Representative. The Beneficiaries’ Representative shall convey a Beneficiary’s Demand to the Trustee. Along with the conveyance of such Demand to the Trustee, the Beneficiaries’ Representative shall submit, in a writing signed by the Beneficiaries’ Representative, a statement (i) that such Demand is being made pursuant to the Indemnification Obligations, (ii) that the Demand is for satisfaction of Indemnification Obligations, (iii) that the Demand is being made by a Beneficiary, (iv) the amounts being demanded by such Beneficiary, and (v) that he or she is not aware of any facts or conditions that would make indemnification pursuant to this Agreement inappropriate, provided, however, that the Beneficiaries’ Representative has no duty to independently investigate the validity of a Demand. Pursuant to Section 3.5 the Beneficiaries’ Representative may authorize payment of less than the full amount of the Demand and neither the Beneficiaries’ Representative nor the Trustee shall have any liability to the claimant in such event.

4.6.3 Duties of Trustee. The Trustee shall deliver a copy of each Demand to the Grantor as promptly as reasonably possible. As soon as practicable after any such Demand is conveyed by the Beneficiaries’ Representative, subject to the provisions of Section 3.5, the Trustee shall distribute funds to the Beneficiary specified in such Demand in the amount and manner set forth therein unless directed otherwise by the Beneficiaries’ Representative whose instructions shall be followed. If the Trustee does not have sufficient funds to satisfy all pending Demands of Beneficiaries in full, unless otherwise directed by the Beneficiaries’ Representative whose instructions shall be followed, the Trustee shall make all reasonable efforts to make pro rata payments, less any amounts due the Trustee or the Beneficiaries’ Representative, to the Beneficiaries as specified by the Beneficiaries’ Representative. Upon the replenishment of the Trust Fund, if that occurs in accordance with Section 4.3, the Trustee, unless otherwise directed by the Beneficiaries’ Representative whose instructions shall be followed, shall continue to make pro rata distributions, less any amounts due the Trustee, until such Demand is satisfied or to satisfy subsequent Demands.

4.7 Taxes. The Grantor agrees to pay any and all taxes on the Trust Fund or the income thereof or which the Beneficiaries or the Trustee would otherwise be required to pay with respect to the interest of any person or person therein, and to provide the Trustee with proof of payment. This does not include any taxes payable upon an indemnification payment distribution from the Trust if the same would be taxable to the recipient Beneficiary under applicable law.

4.8 Duties and Responsibilities of Beneficiaries’ Representative. The Beneficiaries’ Representative (and any successor Beneficiaries’ Representative) shall have the following affirmative duties and responsibilities:

4.8.1 To demand deposits from the Grantor so as to maintain the Minimum Balance of the Trust in accordance with Section 4.3 and any Additional Contributions required by Section 4.4;

4.8.2 To demand payment by the Trustee to a Beneficiary who has made a Demand and who, in the good faith judgment of the Beneficiaries’ Representative, has satisfied the conditions for indemnification as set forth in this Agreement and under the Indemnification Obligations, provided, however, that the Beneficiaries’ Representative has no duty to independently investigate the validity of a Demand, and provided further, however, that the Beneficiaries’ Representative may direct the Trustee to pay less than the full amount of any Demand as provided in Section 3.5; and

4.8.3 To generally cause the Grantor and Trustee to discharge their respective responsibilities under this Agreement and the responsibilities of the Grantor under the Indemnification Obligations, including the bringing of legal actions and proceedings to enforce such Agreement.

4.9 Investment Powers of the Trustee. Subject to the Beneficiaries’ Representative’s rights pursuant to Section 4.5 to direct investment of the Trust Fund, the Trustee shall have those powers provided under Delaware law to protect, preserve and enforce the Trust’s interest with respect to any property at any time held by it and constituting part of the Trust Fund.

4.10 Administrative Powers of Trustee. Subject to the Beneficiaries’ Representatives right pursuant to Section 4.5 to direct investment of the Trust Fund, the Trustee shall have the power, to do any of the following:

4.10.1 To cause any investment to be registered and held in the name of one or more of its nominees, or one or more nominees of any system for the central handling of securities, without increase or decrease of liability;

4.10.2 To collect and receive any and all money and other property due to the Trust Fund and to give full discharge therefor;

4.10.3 To make investments and investment decisions in its discretion when the Beneficiaries’ Representative does not respond to a Trustee inquiry for directions within forty-eight (48) hours after the request; and

4.10.4 To hold un-invested, without liability for interest thereon, such monies received by the Trustee as the Trustee considers necessary to meet anticipated and imminent disbursements.

4.11 Adverse Determination. In the event the trust arrangement created hereby is deemed to be invalid or ineffective by a court of competent jurisdiction, whether in connection with the bankruptcy of one of the parties hereto or otherwise (an “Adverse Determination”), then the parties agree that the nature of their relationship shall be Grantor as debtor, Trustee as securities intermediary and Beneficiaries’ Representative as secured party for the benefit of the Beneficiaries. To that end, and to secure the obligation of Grantor to indemnify Beneficiaries, Grantor hereby grants the Beneficiaries’ Representative for the benefit of the Beneficiaries a continuing security interest in and control over, and pledges all right title and interest in and to, the following, whether now existing or hereafter acquired or arising, in any form (for purposes of this Section 4.11, the “Collateral”):

4.11.1 The Trust account and the Trust Fund, and any certificates or instruments representing or evidencing the Trust Fund, and all cash, deposit accounts, financial assets, investment property, interest, dividends and other distributions, rights and other property at any time and from time to time received, receivable or otherwise issued, distributed or distributable in respect of or in exchange for any or all of the Trust Fund and all Insurance in effect at any time during the Term of the Trust, and all proceeds and profits of the foregoing, regardless of form;

4.11.2 All other investment property and other property hereafter issued, delivered or deliverable to Trustee in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, deposit accounts, investment property, interest, dividends and other distributions, rights and other property at any time and from time to time received, receivable or otherwise issued, distributed or distributable after the date hereof in respect of or in exchange for any or all thereof, and all proceeds and profits of the foregoing, regardless of form; and

4.11.3 All proceeds of all of the foregoing.

Trustee, Beneficiaries’ Representative and Grantor hereby each acknowledge and agree that Trustee shall comply with entitlement orders originated by Beneficiaries’ Representative relating to the Collateral without any further consent from Grantor. In addition, to the extent deemed necessary or appropriate to perfect the security interest of the Beneficiaries and the Beneficiaries’ Representative with respect to the Collateral, Grantor and, at the direction of Beneficiaries’ Representative, Trustee shall execute such other documents and instruments as Beneficiaries’ Representative may reasonably require from time to time to perfect and protect its first priority security interest in the Collateral. In the event of an Adverse Determination, Beneficiaries’ Representative shall have and shall be deemed to have had all the rights and remedies of a protected purchaser under Article 8, and of a secured party under Article 9, of the Uniform Commercial Code (“UCC”) and may exercise any of the rights and remedies available to it under the UCC as in effect from time to time in the State of Delaware (or any other applicable jurisdiction) or otherwise available to it, including, without limitation, sale, assignment or other disposal of the Collateral in exchange for cash or credit. Grantor agrees that a Demand is also a notice of disposition under Section 9-611 of the UCC and that five Business Days is reasonable notice if notice of a disposition is required under Section 9-611. Furthermore, Grantor agrees that any Beneficiary may be the purchaser of the Collateral consisting of marketable securities at a private sale without notice because the Collateral is of a type sold on a recognized market or the subject of widely distributed standard price quotations. Beneficiaries’ Representative shall provide Trustee with an Adverse Determination Notice as soon as practicable, although failure to provide such notice shall not affect the rights or obligations of the parties hereunder, except that Beneficiary shall not take any action with respect to Trustee as securities intermediary until such notice is provided. Except for the amounts due to Trustee pursuant to Section 7.3, Trustee waives any right of set-off, banker’s lien or other lien or claim it may have to the Collateral.

Grantor covenants and agrees that it shall not pledge, assign, hypothecate or transfer its interest in the Trust account or the Trust Fund. Grantor further covenants and agrees that it shall not so direct Trustee, and Trustee agrees that it will not acknowledge or agree to any such pledge, assignment, hypothecation or transfer.

Trustee covenants and agrees that it will not agree to comply with entitlement orders originated by, grant control over the Collateral to, or acknowledge that it is holding any part of the Collateral for the benefit of, any person other than Beneficiaries’ Representative.

ARTICLE 5

RESIGNATION, REMOVAL, OR DEATH OF TRUSTEE

5.1 Resignation of Trustee. The Trustee may resign at any time by filing its written resignation with Grantor and Beneficiaries’ Representative. Such resignation shall take effect sixty (60) days from the date of such filing or upon appointment of a successor pursuant to Section 5.3, whichever shall first occur.

5.2 Removal of Trustee. Grantor and the Beneficiaries’ Representative may remove the Trustee at any time by delivering to the Trustee a written notice of its removal and the appointment of a successor pursuant to Section 5.3.

5.3 Appointment of Successor Trustee.

5.3.1 Removal of the Trustee and the appointment of a successor Trustee shall take effect sixty (60) days following delivery to the Trustee of (i) an instrument in writing removing the Trustee and appointing such successor, executed by Grantor and accompanied by an instrument in writing signed by the Beneficiaries’ Representative certifying that a majority of the then living Beneficiaries agree to such removal and appointment, and (ii) an acceptance in writing, executed by such successor, both acknowledged in the same form as this Agreement. The Trustee may agree to an earlier effective date. In the event of the death or dissolution of the Trustee, the successor trustee shall be appointed by the Grantor with the approval of the Beneficiaries’ Representative, which approval shall not be unreasonably withheld, and a writing to such effect and an acceptance in writing, as referred to above, shall be delivered to the Trustee. In order to qualify to serve as Trustee, any successor trustee must, at a minimum: (i) be authorized under state or federal law to exercise corporate trust powers, (ii) have a combined capital and surplus of at least $50 million, and (iii) be subject to supervision or examination by federal or state authority.

5.3.2 All of the provisions set forth herein with respect to the Trustee shall relate to each successor with the same force and effect as if such successor had been originally named as Trustee under this Trust.

5.3.3 If a successor is not appointed within sixty (60) days after the Trustee gives notice of its resignation pursuant to Section 5.1, or within sixty (60) days after the Trustee’s death or dissolution, the Trustee or the Beneficiaries’ Representative may apply to any court of competent jurisdiction at the expense of the Trust for appointment of a successor.

5.4 Transfer of Fund to Successor. Upon appointment of a successor trustee as set forth above, the Trustee shall transfer and deliver the Trust Fund to such successor with authority to retain only reasonable reserves pending settlement of its final account as provided in Section 7.4.

ARTICLE 6

IRREVOCABILITY, DURATION, EXPIRATION, AND AMENDMENT OF TRUST

6.1 Irrevocability of Trust. The Trust created by this Agreement shall be irrevocable and shall not be revoked or terminated by the Grantor or any person, nor shall it be amended, modified or supplemented except in accordance with Section 6.4.

6.2 Term. Except as provided herein, the term of this Trust shall be for a period of ten (10) years until August 16, 2015 and no Claim may be asserted after such date. However, the Trust shall remain in full force and effect as to any Demand asserted prior to August 16, 2015 until resolution of all the outstanding Demands and their underlying Claims.

6.3 Distribution Upon Expiration. When this Trust expires in accordance with Section 6.2, the Trustee shall distribute the Trust Fund to Grantor less any full and adequate provision or reserves for any distributions to be made pursuant to any outstanding Demands under Section 4.6 or any threatened or anticipated Demands, whether or not related to pending Claims, and any deductions authorized or required by Section 7.3.

6.4 Amendment of Trust Instrument. In the event of an Adverse Determination, the invalidity or ineffectiveness deemed to exist in the trust arrangement created hereby shall not affect the remaining portions of this Agreement, unless such invalidity or ineffectiveness prevents accomplishment of the objectives and purposes of this Agreement. In the event of an Adverse Determination, and notwithstanding anything herein to the contrary, this Agreement may be amended prospectively or retroactively at any time by the Grantor, upon reasonable notice to the Trustee and the Beneficiaries, if deemed necessary to remedy such defect, to conform to the provisions of the Internal Revenue Code of 1986, as amended, or regulations promulgated pursuant thereto, or to conform to the provisions and requirements of any law, regulation, order or ruling affecting the character or purpose of the Trust.

ARTICLE 7

RIGHTS AND OBLIGATIONS OF THE TRUSTEE

7.1 Duties of Trustee. The duties and liabilities of the Trustee shall at all times be limited to those expressly stated in this Agreement. The Trustee shall discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Trustee shall not be liable for any loss sustained by the Trust Fund by reason of the purchase, retention, sale, or exchange or any investment made in good faith and in accordance with the Grantor’s written directions and the provisions of this Agreement or any other loss, claim, expense, tax or penalty, except to the extent that any such loss, claim, expense, tax or penalty is attributable to the gross negligence or willful misconduct of the Trustee.

7.2 Indemnification of Trustee. The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby or within the rights or powers conferred upon it hereunder, or taken or omitted by it in accordance with advice of counsel (which counsel may be of the Trustee’s own choosing and which may be in-house counsel of the Trustee), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by willful misconduct or gross negligence. Grantor agrees to indemnify the Trustee and hold it harmless against any and all liabilities, losses, claims, expenses (including reasonable attorneys’ fees), and damages incurred by it hereunder, except for liabilities, losses, claims, expenses, and damages incurred by the Trustee resulting from its own willful misconduct or gross negligence.

7.3 Expenses and Compensation. The Trustee shall pay from the Trust Fund, to the extent not paid by Grantor, the Trustee’s reasonable expenses of administration of the Trust, including reasonable compensation of counsel (including in-house counsel) and any agents engaged by the Trustee to assist it in such administration. The Grantor shall pay the Trustee reasonable compensation for its services as Trustee hereunder and the Trustee shall have a lien on the Trust Fund for such compensation and expenses until paid.

7.4 Accounts of Trustees. The Trustee shall keep full accounts of all of its receipts and disbursements. Its financial statements, books, and records with respect to the Trust Fund shall be open to inspection by the Grantor or the Beneficiaries’ Representative or their representatives at all reasonable times during business hours of the Trustee and may be audited not more frequently than once in each fiscal year by an independent certified public accountant engaged by the Beneficiaries’ Representative. Within ninety (90) days after the close of each fiscal year, or any termination of the duties of the Trustee, the Trustee shall prepare, sign, and submit in duplicate to Grantor an account of its acts and transactions as Trustee hereunder.

7.5 Execution and Filing of Certificates. The Trustee is hereby authorized and directed to execute and file with the Delaware Secretary of State a certificate of trust, and any amendments thereto which may become necessary or advisable, and a certificate of cancellation upon the termination and winding up of the affairs of the Trust in accordance with Section 3810 of the Act.

ARTICLE 8

MISCELLANEOUS

8.1 Governing Law. The validity, interpretation, performance, and enforcement of this Agreement and the Trust created hereby shall be governed by the laws of the state of Delaware.

8.2 Jurisdiction. Any proceeding with respect to this Trust shall be brought in the Court of Chancery of the State of Delaware unless otherwise consented to by Grantor. The parties irrevocably submit to the jurisdiction and venue of the Court of Chancery of the State of Delaware and any United States Federal Court sitting in the State of Delaware.

8.3 Successors. This Agreement and the Trust created hereby shall be binding upon and shall inure to the benefit of the spouses, heirs, personal and legal representatives, estates, successors, and assigns of the parties hereto and of the Beneficiaries.

8.4 Third Party Beneficiaries. The Beneficiaries are specifically acknowledged as third party beneficiaries of this Agreement and shall have the right to bring actions to enforce this Agreement where the Beneficiaries’ Representative fails to bring such an action or fails to prosecute an action in good faith.

8.5 Enforcement Expenses. Grantor shall be responsible for all costs and expenses, including reasonable attorneys’ fees and costs, incurred in any action brought to enforce or interpret this Agreement, whether brought by the Beneficiaries’ Representative, a Beneficiary, the Trustee, or otherwise, unless the court determines that such Claim for enforcement was not brought in good faith or was frivolous.

8.6 Titles and Headings Not to Control. The titles to articles and headings of sections in this Agreement are for convenience of reference only and in case of any conflict the text of this Agreement, rather than any title or heading, shall control.

8.7 Notices, Consents and Other Communications. All notices, consents, or other communications required or contemplated by this Agreement shall be in writing and shall be deemed to have been given when delivered either by (a) personal delivery, (b) prepaid overnight courier, (c) postage prepaid return receipt requested certified mail or (d) facsimile pursuant to and subject to the terms of Section 8.7.

If to a Beneficiary: The last address given to the Trustee by each respective Beneficiary.

If to Beneficiaries’ Representative: The last address given to the Trustee by the Beneficiaries’ Representative.

If to Grantor:

Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway

Las Vegas, Nevada 89109

Attention: General Counsel

Telephone No.: (702) 784-7777

Facsimile No.: (702) 784-7778

With a copy to:

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, California 90067

Attention: Alvin G. Segel, Esq.

Telephone No.: (310) 277-1010

Facsimile No.: (310) 203-7990

If to Trustee:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administrator

Telephone No.: (302) 636-6000

Facsimile No.: (302) 636-4140

Notice by personal delivery shall be effective upon the date delivery is made, notice by certified mail or overnight courier shall be effective on the date it is recorded as delivered by the U.S. Postal Service or the overnight courier, respectively, and notice by facsimile shall be effective when receipt is acknowledged by the addressee’s facsimile machine.

8.8 Force Majeure. From the effective date of this Agreement, the Trustee, or any successor in interest, shall not be considered in breach of or in default in its obligations with respect to any obligations created hereunder in the event of an unavoidable delay in the performance of such obligations due to unforeseeable causes beyond its control and without its fault or negligence, including, but not limited to, acts of God, or of the public enemy, acts of a government, acts of the other party, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, earthquakes, explosion, mob violence, riot, inability to procure or general sabotage or rationing of labor, equipment, facilities, sources of energy, material or supplies in the open market, malicious mischief, condemnation, and unusually severe weather or delays of suppliers or subcontractors due to such causes or any similar event and/or occurrences beyond the control of the Trustee.

8.9 Facsimile Instruction. The Trustee agrees to accept and act upon facsimile transmission of written instructions and/or directions pursuant to this Agreement; provided, however: (a) the Grantor and/or Beneficiaries’ Representative as applicable, subsequent to such facsimile transmission of written instructions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner, (b) such originally executed instructions and/or directions shall be signed by a person as may be designated and authorized to sign for the Grantor and/or Beneficiaries’ Representative and, (c) the Grantor and/or Beneficiaries’ Representative shall provide to the Trustee an incumbency certificate listing such designated persons which such incumbency certificate shall be amended whenever a person is to be added or deleted from the listing.

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IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

Attest:	WILMINGTON TRUST COMPANY

(“Trustee”)

	By:	/s/ Christopher J. Monigle
	Name:	Christopher J. Monigle
	Title:	Assistant Vice President

Attest:	PINNACLE ENTERTAINMENT, INC.

(“Grantor”)

	By:	/s/ John A. Godfrey
	Name:	John A. Godfrey
	Title:	Executive VP, Secretary & General Counsel

Attest:	ADDITIONAL PARTY

(“Beneficiaries’ Representative”)

	By:	/s/ Bruce A. Leslie
	Name:	Bruce A. Leslie
	Title:	Beneficiaries’ Representative

EXHIBIT A

(Minimum Balance)

$5,000,000

EXHIBIT B

(Eligible Securities)

“Eligible Securities” shall consist of Cash, Treasury Securities, Government Securities and Municipal Securities, Corporate Securities, Money Market Funds and Other Eligible Securities (each as defined below). All Eligible Securities must be in a form suitable for delivery and retransfer, and must be capable of being priced by recognized third-party dealers. Notwithstanding anything contained in this Exhibit B, “Eligible Securities” shall not include any securities the purchase of which would be prohibited by, or otherwise could be construed as a “restricted payment” or a prohibited “investment” if made by Grantor under, any of the indentures or loan agreements applicable to Grantor. To that end, if any such indenture or agreement provides for permitted investments in cash, or “cash equivalents” as defined therein, “Eligible Securities” shall be limited to cash, or securities that would constitute “cash equivalents” as defined under all such indentures and agreements.

For the purposes of this Exhibit B, the following terms have the following respective meanings:

“Cash” means (a) currency of the United States, and (b) certificates of deposit or time deposits having, in each case, a tenor of not more than six (6) months, issued by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $250,000,000 (including the Trustee and its affiliates).

“Corporate Securities” means USD denominated senior debt obligations that are obligations (whether direct or by virtue of guarantees) of corporations organized in the United States whose long-term, unsecured, unsubordinated debt securities are rated at least “A” (or its equivalent successor rating) in the case of Standard & Poor’s Ratings Group or “A2” (or its equivalent successor rating) in the case of Moody’s Investors Service, Inc.

“Government Securities” means bonds, notes, debentures, obligations or other evidence of indebtedness issued and/or guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association, including mortgage participation certificates, mortgage pass-through certificates and other mortgage-backed securities, but excluding collateralized mortgage obligations and mortgage-related securities representing payments of interest only or principal only and REMIC securities and CMBS (commercial mortgage backed securities).

“Money Market Funds” means money market funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended and operated in accordance with Rule 2a-7, and that at the time of such investment, are rated “AAAm” by Standard & Poors Rating Service and/or “Aaa” by Moody’s, including funds for which the Trustee or its affiliates provide investment advisory or other management services.

“Municipal Securities” means senior and unsubordinated debt obligations that are obligations (whether direct or by virtue of guarantees) of U.S. state or municipal issuers whose long-term, unsecured, unsubordinated, debt securities are rated at least “A” (or its equivalent successor rating) in the case of Standard & Poor’s Ratings Group or “A2” (or its equivalent successor rating) in the case of Moody’s Investors Service, Inc., excluding “A” or “A2” rated debt securities of housing and hospital issuers and municipal funds and partnerships where the rating is not based upon the rating of a third-party credit enhancer of such securities.

“Other Eligible Securities” means securities other than Cash, Corporate Securities, Treasury Securities, Government Securities, Money Market Funds and Municipal Securities mutually agreed upon in writing by Beneficiaries’ Representative and Grantor.

“Treasury Securities” means securities issued or guaranteed by the United States Government, including United States Treasury obligations and any other obligations the timely payment of principal and interest of which is guaranteed by the United States Government.